Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Rudy E. Schupp

Chief Executive Officer

(561) 616-3029

John Marino

President and Chief Financial Officer

(561) 616-3046

1st United Bancorp, Inc. to Acquire Anderen Financial, Inc.

Acquisition complements recently announced FDIC-assisted acquisition and expands presence in attractive Central Florida market

BOCA RATON, FLA.— October 24, 2011 —1st United Bancorp, Inc. (“1st United”) (NASDAQ: FUBC) and Anderen Financial, Inc. (“Anderen”) announced the signing of a definitive agreement under which 1st United will acquire Anderen and its subsidiary, Anderen Bank, for approximately $37 million in a stock and cash transaction. The transaction, unanimously approved by the boards of directors of both companies, expands upon 1st United’s existing franchise in the demographically attractive Central Florida market.

Established in 2007 and headquartered in Palm Harbor, Florida, Anderen operates four banking offices located in Central Florida. Anderen is currently privately held by approximately 260 locally-oriented shareholders. With $207 million in assets, $147 million in loans, and $169 million in deposits, Anderen provides 1st United with an expanded presence in Tampa and a new presence in the attractive Orlando market . Overall, upon completion of the merger and pro forma for the recently announced FDIC-assisted transaction, 1st United will have approximately $1.7 billion in assets, $1.4 billion in total deposits and 26 full service banking offices. Based on total deposits, 1st United will be one of the top 20 largest banks headquartered in Florida.

Rudy Schupp, 1st United’s Chief Executive Officer, said, “We believe this combination delivers significant value to our shareholders as we grow our presence in the desirable markets of Central Florida and positions the franchise to capitalize on attractive future growth opportunities. The Anderen executive management team brings significant market knowledge and customer relationships. In addition, the core members of the 1st United team have extensive experience in the Orlando and Tampa markets by virtue of having operated prior banks in the region.”

Warren Orlando, 1st United’s Chairman, said, “We are very excited about the opportunities this transaction offers and look forward to continuing to serve and grow our combined customer base.  Anderen’s focus on serving the community as well as quality customer service fit perfectly with 1st United’s philosophy.”

John Marino, President and Chief Financial Officer of 1st United added, “Following this transaction, the combined Company’s balance sheet, capital and liquidity remain strong which enables 1st United to retain its strategic flexibility and continue to invest in the franchise.”

Under the terms of the merger agreement, each share of Anderen’s common stock outstanding will be converted into the right to receive cash and shares of 1st United’s common stock based on 1st United’s average trading price at closing determined in accordance with the merger agreement. Elections will be subject to allocation procedures that are intended to ensure that approximately 50% of the outstanding shares of Anderen common stock will be converted into 1st United common stock. The receipt of 1st United stock by shareholders of Anderen is expected to be tax-free.

The transaction will add to the depth of talent in the combined company’s management team as John Warren, Chairman of Anderen, and Charles Allcott, Chief Executive Officer of Anderen, will join 1st United as executives responsible for the management of banking in the Orlando and Tampa/Clearwater markets.

“We are excited to join forces with 1st United as the combination provides our shareholders and customers an attractive opportunity to partner with one of the premier Florida banking franchises,” said John Warren. “This transaction will allow us to better serve our customers and local communities through an enhanced product offering and we are fully committed to making this as seamless as possible for all of our constituents.”

Charles Allcott commented, “I am looking forward to being a part of 1st United’s expansion efforts in the Tampa area which now include the former Old Harbor franchise.  The combined platform is well-positioned to benefit from the market’s long-term growth potential.”

1st United expects the merger to be immediately accretive to its earnings per share after the integration of the two companies and expects to have strong capital ratios immediately after the acquisition.  1st United and Anderen anticipate completing the transaction in the first half of 2012, after satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Anderen.

Upon consummation of the merger, one member from the current Anderen Board of Directors will be invited to serve on the board of 1st United Bancorp, Inc. and 1st United Bank, the wholly owned subsidiary of 1st United Bancorp, Inc., and one additional member from the current Anderen Board of Directors will be invited to serve on the board of 1st United Bank.

Stifel, Nicolaus & Company, Incorporated acted as financial advisor to 1st United and Gunster, Yoakley & Stewart, P.A. acted as its legal advisor in the transaction. Sandler, O’Neill acted as financial advisor to Anderen and Smith, Mackinnon acted as its legal advisor.

NOTE TO INVESTORS

Conference call information

1st United will host a conference call on Tuesday, October 25, 2011, at 2:00 PM EDT.  The number for the conference call is (800) 857-9849 (Passcode:  First United).  A replay of the conference call will be available beginning the evening of October 25, 2011 until November 11, 2011 by dialing (888) 296-6943 (domestic), using the passcode 1423.

Investors may access a copy of 1st United's investor presentation by visiting the company’s website at www.1stunitedbankfl.com and selecting “News and Filings” under the heading “Investor Relations.”

About 1st United Bancorp, Inc.

1st United is a financial holding company headquartered in Boca Raton, Florida. 1st United’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which operates 15 branches in Southeast Florida, including Brevard, Broward, Indian River, Miami-Dade, and Palm Beach Counties, and 7 branches in Central Florida, including Pasco and Pinellas counties. 1st United’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3435. 1st United’s stock is listed on the NASDAQ Global Market under the symbol “FUBC”.

About Anderen Financial, Inc.

Anderen Financial, Inc. is a bank holding company located in Palm Harbor, Florida. Anderen owns 100% of the outstanding common stock of Anderen Bank, which is a state chartered commercial bank. The Bank offers a variety of banking and financial services to small and middle-market businesses and individuals through its four banking offices located in the Tampa Bay and Central Florida markets. Anderen’s principal executive office and mailing address is 3450 East Lake Road, Palm Harbor, FL 34685 and its telephone number is (727) 771-4655.

Additional Information and Where to Find It

1st United intends to file with the SEC a registration statement on Form S-4, in which a proxy statement of Anderen and a prospectus of 1st United will be included, and other documents in connection with the proposed acquisition of Anderen. The proxy statement/prospectus will be sent to the shareholders of Anderen. Before making any decision with respect to the proposed transaction, shareholders of Anderen are urged to read the proxy statement/prospectus and other relevant materials because these materials will contain important information about the proposed transaction. The registration statement and proxy statement/prospectus and other documents which will be filed by 1st United with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request to 1st United, One North Federal Highway, Boca Raton, FL 33432, Attention: Investor Relations; or by directing a request to Anderen Financial, Inc., 3450 East Lake Road, Palm Harbor, FL 34685, Attention: Investor Relations. Certain executive officers and directors of Anderen have interests in the proposed transaction that may differ from the interests of shareholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Forward Looking Statements

Any non-historical statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause 1st United’s future results to differ materially. The following factors, among others, could cause our actual results to differ: the satisfaction of closing conditions for the acquisition, including receipt of regulatory approvals for the transaction; receipt of approval by the shareholders of Anderen for the transaction, and the possibility that the transaction will not be completed, or if completed, will not be completed on a timely basis; disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; our need and our ability to incur additional debt or equity financing; our ability to comply with the terms of the loss sharing agreements with the FDIC; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the accuracy of our financial statement estimates and assumptions, including the estimate of our loan loss provision; the effects of harsh weather conditions, including hurricanes, and man-made disasters; inflation, interest rate, market, and monetary fluctuations; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the frequency and magnitude of foreclosure of our loans; legislative and regulatory changes, including the Dodd-Frank Act; our ability to comply with the extensive laws and regulations to which we are subject; the willingness of clients to accept third-party products and services rather than our products and services and vice versa; changes in securities and real estate markets; increased competition and its effect on pricing, including the impact on our noninterest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; changes in monetary and fiscal policies of the U.S. Government; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; anti-takeover provisions under federal and state law as well as our Articles of Incorporation and our Bylaws; and our ability to manage the risks involved in the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to 1st United’s ability to successfully integrate the business and employees of 1st United and Anderen, including the failure to achieve expected gains, revenue growth, and/or expense savings. These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov) or on request from 1st United or Anderen. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this press release speak only as of the date of the press release, and neither 1st United nor Anderen assumes any obligation to update forward-looking statements or the reasons why actual results could differ.